EXHIBIT 31-4

CERTIFICATIONS

I, Perry Ing, certify that:

1.	I have reviewed this Amendment No.1 to the annual report on Form 10-K/A of McEwen Mining Inc.; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Perry Ing
Perry Ing
Chief Financial Officer (principal financial officer)

Date: April 29, 2024